UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

WESTERN IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-51965	41-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2007, the Registrant’s board of directors approved a modification to the Registrant’s director compensation plan. Effective October 1, 2007, the Registrant modified its director compensation plan in the following ways: (i) each member of the Registrant’s board of directors will receive $500 for each board meeting the director attends; (ii) should the Registrant meet all of its loan covenants in any year, each director will receive an additional $250 per month payable retroactively; and (iii) should the Registrant realize an annual return on investment of 15% or more, each director will receive an additional $250 per month payable retroactively. In all other respects, the Registrant’s director compensation policy remains unchanged.

Item 7.01 Regulation FD Disclosure

The Registrant expects to make a newsletter available by mail and through the Registrant’s website describing the Registrant’s current operations, its plans for future operations and discussing safety measures in place at the Registrant’s biodiesel plant. A copy of the Registrant’s newsletter is attached hereto as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	The Registrant’s October 2007 newsletter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

October 2, 2007	/s/ William J. Horan

Date	Willliam J. Horan, President